                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      WESTAR FINANCIAL SERVICES INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                    WESTAR FINANCIAL SERVICES INCORPORATED
                              PROXY STATEMENT

                    1998 ANNUAL MEETING OF STOCKHOLDERS
                           MONDAY, APRIL 26, 1999

     This proxy statement is furnished to the stockholders of Westar Financial Services Incorporated, formerly known as Republic Leasing Incorporated, in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders on April 26, 1999, and all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and the enclosed form of proxy are first being mailed to stockholders on or about March 22, 1999.

     Whether or not you expect to be personally present at the meeting, please fill in, sign, date and return the enclosed form of proxy.

     Any person giving such proxy has the right to revoke it at any time before it is voted by giving notice to the Secretary of the Company. All shares represented by duly executed proxies in the accompanying form will be voted unless proxies are revoked prior to the voting thereof.

     The close of business on March 1, 1999 has been fixed as the record date for the determination of stockholders entitled to vote at the Annual Meeting of Stockholders. As of the record date, there were outstanding and entitled to vote at such meeting 2,187,300 shares of common stock. The holders of common stock will be entitled to one vote for each share of common stock held of record on the record date.

     A copy of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1998 accompanies this proxy statement.

     The solicitation of this proxy is made by the Board of Directors of the Company. The solicitation will be made by mail and the expense thereof will be paid by the Company. The Company has retained TranSecurities International, Inc. to assist in the solicitation of proxies at an estimated cost of $500, plus expenses.

     In addition, solicitation of proxies may be made by telephone or telegram by directors, officers or regular employees of the Company.

VOTE REQUIRED

     The election of the Company's directors requires a plurality of the votes represented in person or by proxy at the annual meeting, and the other proposal described in the accompanying Notice to Stockholders and any other business that may properly come before the Annual Meeting require that the votes cast in favor exceed the votes cast against the proposal.

EFFECT OF AN ABSTENTION AND BROKER NON-VOTES

     A stockholder who abstains from voting on any or all proposals will be included in the number of stockholders present at the Annual Meeting for the purpose of determining the presence of a quorum. Abstentions will not be counted either in favor of or against the election of the nominees or any other proposal. Under the rules of the National Association of Securities Dealers, brokers holding stock for the accounts of their clients who have not been given specific voting instructions as to a matter by their clients may vote their clients' proxies in their own discretion.

                INFORMATION ABOUT THE BOARD OF DIRECTORS AND
                          COMMITTEES OF THE BOARD

NOMINEES AND CONTINUING DIRECTORS

     The Board of Directors is divided into three classes, with the terms of office of each class ending on successive years. Two directors of the Company are to be elected for term ending in 2001, at the Annual Meeting, or until their respective successors have been elected and qualified. Certain information with respect to the nominees for election as directors proposed by the Company and the other directors whose terms of office as directors will continue after the Annual Meeting is set forth below. Should any one or more of the nominees be unable or unwilling to serve (which is not expected), the proxies (except proxies marked to the contrary) will be voted for such other person or persons as the Board of Directors may recommend.

     NOMINEES FOR TERMS UNTIL 2001

     Robert L. Lovely, age 61, is a director and Chairman of the Compensation Committee of the Company. He is the President and owner of Cruise Center Consultants, Inc. and operates a chain of cruise only travel agencies. He is also President of the Lovely Corp., a business development and management firm. He was previously President and CEO of Satellite Information Systems Company (1983-1985) and prior to that, founder and CEO of Allied Data (1967-1983). He is a director of Applied Voice Technology (since 1983). Mr. Lovely is a director of Mud Bay Holdings, Ltd., a privately held investment company. Mr. Lovely graduated from Washington State University (B.A., Mathematics) and received an MBA from Pacific Lutheran University. He has served on the Board of Directors of the Company and predecessor corporations since 1978.

     Michael A. Price, age 52, was elected to the Board of Directors in June 1998 and was named to the Compensation Committee. He is the founder of T & W Financial Corporation and has been Chairman of the Board and Chief Executive Officer of T & W Financial Corporation and its predecessors since its formation in 1976. Prior to 1976, Mr. Price was a Vice President of International Finance, an independent leasing company. Mr. Price was one of the founders, and is a past director, of the United Association of Equipment Lessors ("UAEL"), a national association of leasing companies.

     TO CONTINUE IN OFFICE UNTIL 2000

     R. W. Christensen, Jr., age 50, is the President and Chairman of the Board of Directors of the Company. Prior to 1978 he held positions as a financial analyst with Olympia Brewing Company, Assistant to the President of Pacific Hide & Fur, a natural resources and steel distribution firm, and as Corporate Pilot with Buttrey Food Stores. Mr. Christensen served as Vice Chairman (1989-1990) and a member of the Board of Directors (1987-1990) of Heritage Federal Savings & Loan Association. He was President and director of PacWest Financial Corporation, a privately held investment firm. Mr. Christensen is President and a member of the Board of Directors of Mud Bay Holdings, Ltd., a privately held investment company. Mr. Christensen has previously served as an officer, director and President of the National Vehicle Leasing Association (1981-1988) in which capacities he presented dozens of articles and scores of speeches on the state and future of the automobile leasing industry, subjects in which he is regarded as expert. He was awarded the industry's most prestigious recognition, the Clemens-Pender Award, in 1988. He has served as director of Washington Independent Bankshares (1982). Mr. Christensen serves as the court-appointed Trustee of CASR Trust, a multi-year, multi-million dollar fund established by the bankruptcy court for the benefit of the creditors of All Seasons Resorts. He graduated from the College of Great Falls (B.A. with Honors, Management and Economics) and received an MBA from the University of Puget Sound. He serves as a Director (since 1978) and as Chairman (since 1995).

     David C. Soward, age 42, is a Director of the Company. Since 1992 he has been the Senior Vice President of & Capital Partners, Inc., the General Partner of & Capital Partners, LP, a venture capital company based in San Francisco. He was previously a Senior Manager with KPMG Peat Marwick, San Francisco (1987-
1992). Mr. Soward graduated from Portland State University (BS, Accounting) and is a Certified Public Accountant. Mr. Soward is a member of the Compensation Committee. He has served on the Board of Directors of the Company since 1995.

     TO CONTINUE IN OFFICE UNTIL 1999

     Joel I. Davis, age 64, is the Assistant Secretary and a director of the Company. He is President of MasterForms, Inc. (since 1983), and President of Davis Construction and Development Corporation. He has been engaged as a home builder and land developer in various capacities for more than twenty-five years. Mr. Davis is an officer and member of the Board of Directors of Mud Bay Holdings, Ltd., a privately held investment company. Mr. Davis graduated from St. Martin's College (B.A., Accounting). Mr. Davis is a member of the Audit Committee. He has served on the Board of Directors of Westar Financial Services Incorporated and predecessor corporations since 1978.

     Charles S. Seel, age 50, is the Secretary of the Company, a director and Chairman of the Audit Committee. He is President and Chief Operating Officer of Summit Management Company, a holding company for Spectrum Glass and Vanguard Properties. He previously served in positions as Executive Vice President, Treasurer and Controller (1977). Mr. Seel is the Secretary and a member of the Board of Directors of Mud Bay Holdings, Ltd., a privately held investment company. He is a Certified Public Accountant and a member of the Washington Society of CPAs and the American Institute of CPAs. Mr. Seel graduated from Montana State University (B.A., Accounting). He has served on the Board of Directors of Westar Financial Services Incorporated and predecessor corporations since 1978.

OTHER EXECUTIVE OFFICERS OF THE COMPANY

     Robert E. Kanatzar, Jr., age 45, is the Vice President-Risk Management, with responsibilities for the design and implementation of its risk/reward criteria, strategies, policies and procedures; the supervision of Lease Production Officers; the development of credit and collection policies and procedures; and, the supervision of personnel engaged in risk, credit or collection activities (1997). Prior to joining the Company he was Senior Vice President of Credit Policy and Risk Management for NationsCredit Corporation, with a $10 billion con-sumer portfolio, a part of the Financial Services Group of NationsBank Corporation (1996). Previously, he served as Vice President-Manager of Risk Management for Bank One Credit Company and managed its $10 billion consumer portfolio (1992). Mr. Kanatzar has served in areas of similar and increasing responsibilities with Texas Commerce Bank, Citicorp Acceptance Company and Citicorp Mortgage Inc. He graduated from the University of Kansas and received an MBA from the University of Kansas Graduate School of Business.

     Warren Kornfeld, age 37, joined the company in August 1998, as its Senior Vice President-Finance with responsibility for all accounting and finance functions. Prior to joining the Company Mr. Kornfeld was Vice President of the Industrial Bank of Japan, Ltd. in New York, responsible for heading their term asset-backed efforts (1994). Mr. Kornfeld was the co-founder and partner of Bickford & Partners, Inc., a New York-based investment banking firm specializing in securitizations and asset-backed securities markets (1991). Previously, he headed the securitization consulting group of Trepp & Company, Inc., a New York investment firm (1983). Mr. Kornfeld received his B.S. in Economics with a dual concentration in Finance and Decision Sciences from the University of Pennsylvania.

     Thomas M. Foley served as Vice President-Finance until he accepted employment in a different industry and resigned from the firm in July 1998. Cathy Carlson served as a director and as Westar's Vice President-Operations until she resigned in May 1998, to pursue other opportunities. Both of these former employees are included in this Proxy Statement because they were officers during the period ending March 31, 1998.

BOARD OF DIRECTORS AND COMMITTEES

     There were five meetings of the Board of Directors during the fiscal year ended March 31, 1998. All of the directors attended every meeting of the Board and committees on which they served except for one member who missed one meeting and Mr. Soward who was unable to attend two meetings. All directors are compensated for attendance at Board meetings at $300 per meeting. Additionally, outside directors are paid $1,000 per quarter in consideration for their availability to the Company. The Company incurred $25,000 and $31,300 in directors' compensation during the fiscal years ended March 31, 1998 and 1997, respectively.

     The members of the Board of Directors are elected to various committees. The standing committees of the Board are the Audit and Compensation Committees.

     The functions of the Audit Committee are to recommend appointment of the firm of independent accountants to perform the annual audit; and, review and approve the scope of the independent accountants' work. The Committee met twice in the fiscal year ended March 31, 1998 and again immediately following the fiscal year end. The members of the Committee during the past fiscal year were Charles Seel and Joel Davis. Mr. Seel served as Chairman.

     The functions of the Compensation Committee are to review and approve the salaries of all executive officers of the Company; and, review and approve all additional compensation plans. The Committee met twice in the fiscal year ended March 31, 1998. The members of the Committee during the past fiscal year were R.
L. Lovely, Chairman; David Soward, member. Mr. Price was named to the Compensation Committee upon his election to the Board in June 1998.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                                            Stock
                                         Beneficially              Class                  Nature of                  Percentage
                                           Owned on                  of                  Beneficial                      of
                                      December 31, 1998            Stock                  Ownership                   Class(1)
----------------------------------------------------------------------------------------------------------------------------------
 PLMC, L.L.C.                            546,825 (2)             Common           Sole Voting and Disposition          20.00%(2)
    P.O. Box 6104
    Federal Way, WA 98063
----------------------------------------------------------------------------------------------------------------------------------
 & Capital Partners, LP                  348,700 (3)             Common           Sole Voting and Disposition          13.75%(3)
    600 California, Suite 1850             1,250           Series 4 Preferred     Sole Disposition                    100.00%
    San Francisco, CA 94108
----------------------------------------------------------------------------------------------------------------------------------
 Mud Bay Holdings, Ltd.                  368,894 (8)             Common           Sole Voting and Disposition          16.87%
    P.O. Box 919
    Olympia, WA 98507
----------------------------------------------------------------------------------------------------------------------------------
 R. W. Christensen, Jr.                  546,825 (2)             Common           Shared Voting and Disposition        30.97%(5)
    Chairman, President                  368,894 (8)             Common           Shared Voting and Disposition
     and Director                        160,050 (4)             Common           Sole voting and Disposition
    P.O. Box 919                       ---------
    Olympia, WA 98507                  1,075,769
----------------------------------------------------------------------------------------------------------------------------------
 Cathy Carlson                                 0                 Common           Sole Voting and Disposition             **
     Former V.P.-Operations
     and Director
----------------------------------------------------------------------------------------------------------------------------------
 Joel I. Davis                            20,000                 Common           Sole Voting and Disposition
    Assistant Secretary                  368,894 (8)             Common           Shared Voting and Disposition        17.62%(7)
    and Director                       ---------
                                         388,894
----------------------------------------------------------------------------------------------------------------------------------
 Robert L. Lovely                         28,000 (4)             Common           Sole Voting and Disposition
    Director                             368,894 (8)             Common           Shared Voting and Disposition        17.92%(9)
                                       ---------
                                         396,894
----------------------------------------------------------------------------------------------------------------------------------
 Charles S. Seel                          30,000                 Common           Sole Voting and Disposition
    Secretary                            368,894 (8)             Common           Shared Voting and Disposition        17.99%(10)
    and Director                       ---------
                                         398,894
----------------------------------------------------------------------------------------------------------------------------------
 David Soward                             20,000 (4)             Common           Sole Voting and Disposition
    Director                             348,700 (11)            Common           Shared Voting and Disposition        14.42%(12)
                                       ---------
                                         368,700
                                           1,250 (11)      Series 4 Preferred     Non-Voting                          100.00%
----------------------------------------------------------------------------------------------------------------------------------
 Michael A. Price                        546,825 (2)             Common           Shared Voting and Disposition
    Director                             219,800
                                       ---------
                                         766,625                                                                       27.84%(13)
----------------------------------------------------------------------------------------------------------------------------------
 Thomas M. Foley                               0                 Common           Sole Voting and Disposition             **
    Former V. P.-Finance
----------------------------------------------------------------------------------------------------------------------------------
 Robert Kanatzar                           7,000 (4)             Common           Sole Voting and Disposition             **
    V. P.-Risk Management
----------------------------------------------------------------------------------------------------------------------------------
 All Directors and Officers as a       1,749,269                 Common                                                47.06%(14)
 Group (9 persons)

** Denotes less than 1%

  FOOTNOTES TO SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     (1) Except as otherwise indicated, Stock Beneficially Owned and Percentage of Class are based upon 2,187,300 shares of common stock outstanding as of December 31, 1998. Under Rule 13d-3(d)(1), any securities not outstanding which are subject to options, warrants, rights or conversion privileges shall be deemed to be outstanding for purposes of computing the percentage of outstanding securities owned by such person, but not deemed outstanding for computing percentage ownership by any other person.

     (2) PLMC, L.L.C. holds a Convertible Subordinated Note which may be converted into 20% of the outstanding common Stock on a fully-diluted basis. The holdings listed are based upon 2,734,125 common shares outstanding. Mr. Christensen and Mr. Price, directors of Westar, are principals in PLMC, L.L.C. The holdings of PLMC, LLC are attributed to both Mr. Christensen and Mr. Price under Rule 13d-3.

     (3) & Capital Partners, LP has the right to convert its Series 4 B Preferred Shares into 10% of the outstanding Common Stock on a fully-diluted basis. It also holds warrants for 3.75% of the outstanding Common Stock on a fully-diluted basis. The holdings are based upon 2,536,000 common shares outstanding. Mr. Soward, a director of Westar, is the Senior Vice President of the general partner & Capital Partners, LP

     (4) Includes shares options and/or conversion rights which may be exercised within 60 days.

     (5)  Based upon 3,263,069 common shares outstanding.

     (6) Includes the interest of Summit Capital Resources, Ltd. of which Mr. Christensen is the sole director and officer. The interest is attributed to Mr. Christensen under Rule 13d-3.

     (7)  Based upon 2,207,300 common shares outstanding.

     (8) The interest of Mud Bay Holdings, Ltd. of which Messrs. Christensen, Davis, Lovely and Seel are directors collectively holding dispositive power. All four individuals are attributed all of the holdings of Mud Bay Holdings, Ltd. under Rule 13d-3.

     (9)  Based upon 2,215,300 common shares outstanding.

     (10) Based upon 2,217,300 common shares outstanding.

     (11) Includes the interest of & Capital Partners, LP, under Rule 13d-3.
Mr. Soward is the Senior Vice President of & Capital Partners, Inc., the general partner of & Capital Partners, LP

     (12) Based upon 2,556,000 common shares outstanding.

     (13) Based upon 2,754,125 common shares outstanding.

     (14) Based upon 3,716,759 common shares outstanding.

                            EXECUTIVE COMPENSATION
              SUMMARY COMPENSATION FOR PAST THREE FISCAL YEARS
                           ENDING MARCH 31, 1998

        Name                                Annual Compensation
        And              Fiscal                                                       Long-Term              All Other
     Principal            Year                                                       Compensation           Compensation
    Position(1)
-------------------------------------------------------------------------------------------------------------------------
                                         Salary    Bonus        Other             Awards         Payouts
                                                               Annual
                                                              Compensa-
                                                               tion(1)
-------------------------------------------------------------------------------------------------------------------------
                                                                          Restricted               LTIP
                                                                             Stock     Options    Payouts
                                                                            Awards
-------------------------------------------------------------------------------------------------------------------------
 R.W. Christensen, Jr.  3/31/98         $150,000       $0
 President and          3/31/97         $142,500       $0
 Chairman               3/31/96         $120,000       $0
-------------------------------------------------------------------------------------------------------------------------
 Robert Kanatzar        3/31/98(3)      $172,500  $60,000(4)                            37,000
 V.P.-Risk Management
-------------------------------------------------------------------------------------------------------------------------
 Thomas M. Foley        3/31/98         $125,000       $0
 V.P.-Finance           3/31/97         $124,166       $0                               20,000
-------------------------------------------------------------------------------------------------------------------------
 Cathy Carlson          3/31/98         $115,000       $0
 V.P.-Operations        3/31/97         $103,700       $0
                        3/31/96         $ 72,000       $0

     (1) All other executive officers of the Company received less than $100,000 annually in total compensation during the years ended March 31, 1998, 1997 and 1996.

     (2) Westar has concluded that the individual and aggregate amounts of personal benefits provided, which are not reflected in the above table, did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported above for each of the named persons.

     (3)  Mr. Kanatzar's employment with Westar began in August 1997.

     (4) Mr. Kanatzar received an interest-free loan as an inducement to join the Company. If Mr. Kanatzar remains with the Company for seventeen months, the loan will be forgiven. The loan is therefore characterized as a bonus for purposes of this Table.

                        OPTIONS GRANTED IN FISCAL 1998

     The following table sets forth certain information with respect to stock options granted to the Named Executives during the year ended March 31, 1998.

                                                                                                 Potential Realizable Value at
                                     Individual Grants                                        Assumed Annual Rates of Stock Price
                                                                                                 Appreciation for Option Term
                                      Percent of Total
                           Options    Options Granted    Exercise Base     Expiration Date
       Name                Granted    to Employees in        Price                                   5%                10%
                                        Fiscal Year
---------------------------------------------------------------------------------------------------------------------------------
 Robert Kanatzar          37,000(1)         100%          $5 - $11(1)          2 years             -0- (3)             -0-
                                                                            from grant(2)

     (1) Options exercisable 7,000 @ $5 per share beginning on August 5, 1997; 10,000 @ $7.00 per share beginning on August 5, 1999; 10,000 @ $9 per share beginning on August 5, 2000; and 10,000 @ $11.00 per share beginning on August 5, 2001.

     (2) Options expire two years after first exercisable, except the option which is exercisable on August 5, 2001 which expires on 2002.

     (3) Assumes future stock prices of $3.83 and $4.83 at compound rates of five percent and 10 percent, respectively, for five years, and are computed solely because the requirements of the SEC. Westar makes no representation that its stock will perform similarly or show similar appreciation.

                  AGGREGATE OPTIONS EXERCISED IN FISCAL 1998
                      AND FISCAL YEAR END OPTION VALUES

     The following table sets forth certain information with respect to the exercise of stock options during fiscal 1997 and outstanding stock options held by the Named Executives as of March 31, 1998.

                        Shares          Value       Number of Unexercised Options at              Value of Unexercised
      Name             Acquired       Realized               Fiscal Year-End              In-the-Money Options at Fiscal
                     On Exercise                                                                       Year-End
--------------------------------------------------------------------------------------------------------------------------
                                                     Exercisable       Unexercisable       Exercisable    Unexercisable(1)
                                                    ----------------------------------------------------------------------
 R.W. Christensen         -0-            -0-           80,000              -0-                $40,000             -0-
 Robert Kanatzar          -0-            -0-            7,000            30,000                  -0-              -0-
 Thomas M. Foley          -0-            -0-           10,000(2)         10,000(2)               -0-              -0-
 Cathy Carlson            -0-            -0-           40,000(2)           -0-                $50,000             -0-

     (1) The indicated value is based on $2.50 per share market value of the Common Stock at March 27, 1998, the day nearest to the fiscal year end in which a trade took place, minus the exercise price.

     (2)  Options expired 90 days after termination of employment.

               INFORMATION ABOUT WESTAR 1994 STOCK OPTION PLAN

     In 1996, the Company adopted, and the stockholders approved, the amendment of the 1994 Stock Option Plan (the "1994 Stock Option Plan") providing for the granting of options to purchase 600,000 shares to employees, directors and consultants of the Company and its affiliates. On October 8, 1998, the Board of Directors approved an increase of 750,000 shares to a total of 1,350,000. The Company estimates that approximately 25 employees and three consultants, along with all current directors of the Company, are currently eligible to receive option grants under the 1994 Stock Option Plan. The Company, by means of the 1994 Stock Option Plan, seeks to retain the services of persons now employed by or serving as consultants or directors to the Company, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts toward the success of the Company. The 1994 Stock Option Plan provides for the granting of Incentive Stock Options ("ISOs") as that term is used in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as well as for the granting of Non-statutory Stock Options ("NSOs") which do not qualify as incentive stock options under the Code.

     The 1994 Stock Option Plan is administered by the Board of Directors upon recommendation of its Compensation Committee. The Board or the Committee determines from time to time which of the persons eligible under the 1994 Stock Option Plan shall be granted options, when and how the options shall be granted, whether such options shall be ISOs or NSOs and the provisions of each of the options (which need not be identical), subject to the restrictions set forth in the 1994 Stock Option Plan. ISOs may be granted only to employees (including officers) of the Company and its affiliates while NSOs may be granted to employees (including officers) and directors of, or consultants to, the Company and its affiliates.

     The exercise price of each option shall not be less than one hundred percent (100%) of the fair market value of the stock subject to the option on the date the option is granted. The exercise price of any ISO granted to any optionee owning more than ten percent (10%) of the voting power of all classes of the Company's stock, shall not be less than one hundred ten percent (110%) of the fair market value of the stock on the date of the grant of the ISO. Generally, an option shall terminate three months after termination of the optionee's employment or relationship as a consultant to, or director of, the Company or its affiliates, and an option shall not be transferable except by will or the laws of descent and distribution (although an ISO may also be transferred pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder). The market price of the Company's common stock as of the close of trading on Thursday, April 2, 1998, the day closest to March 31, 1998 on which a trade took place, was $3.50.

     The 1994 Stock Option Plan permits options granted to be either qualified Incentive Stock Options pursuant to the Code or non-qualified stock options, as the Board may elect. Upon exercise of a non-qualified option, the optionee will realize ordinary income in an amount equal to the excess of the fair market value of the shares of common stock received over the exercise price of such shares. That amount increases the optionee's basis in the stock acquired pursuant to the exercise price of such shares. That amount increases the optionee's basis in the stock acquired pursuant to the exercise of the non-qualified option. Upon a subsequent sale of the stock, the optionee will generally recognize additional capital gain or loss. The Company generally will be allowed a federal income tax deduction for the amount recognized as ordinary income by the optionee upon the exercise of the option.

     The Board may at any time, and from time to time, amend the 1994 Stock Option Plan. However, no amendment shall be effective unless approved by the stockholders of the Company where such amendment would, among other things, increase the number of shares reserved for issuance pursuant to options granted under such plan.

     As of March 31, 1998, options representing a total of 529,133 shares have been granted, 105,800 of which had been exercised, the remainder include 202,000 options which were vested and were exercisable, 40,000 options which had not vested yet, and 28,000 options which have expired. These options are held by twenty one (21) persons, are exercisable at between $0.50 - $11.00 per share and remain exercisable for three to five years from the date of grant, subject to certain conditions.

     As a group, all employees who are not executive officers received 20,000 options. As a group, executive officers as of March 31, 1998, have received 177,000 options under the 1994 Stock Option Plan. Current directors, excluding executive officers, have received 100,000 options, as a group.

     On October 8, 1998, the Board awarded R. W. Christensen, Jr. options for 30,000 shares for each of the next five years exercisable at $4 to $8 per share. Since the total grant of 150,000 shares exceeds the number of options available under the Plan, the portion of the award which exceeds the authorized number of option shares awarded is contingent upon shareholder approval of the increased number of options. The Company expects to grow rapidly and believes that the availability of stock options will allow it to be competitive in attracting key employees.

     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE EXCHANGE ACT THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT IN WHOLE OR IN PART, THE FOLLOWING REPORT SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

           COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee reviews and establishes management compensation, compensation policies and procedures. Following review and approval by the Committee, all issues pertaining to executive compensation are submitted to the full Board of Directors for its approval. The Committee also has responsibility for the grant of awards under Westar's stock option plan.

     Executive officer compensation is based on Westar's overall performance in the past year and an analysis of compensation levels necessary to attract, maintain and motivate quality personnel. In this way, Westar is able to compete for and retain talented executives who are critical to our long-term strategies for success. It also aligns the interest of those executives with the long-term interests of our stockholders.

     Executive compensation consists of three components: cash compensation, long term incentives in the form of stock options and normal employee fringe benefits. The three components are intended to provide executives with incentives to achieve the long-range objectives of Westar and to reward exceptional performance. Performance is evaluated not only with respect to Westar's earnings but also with respect to the accomplishment of Westar's business objectives, the individual's contribution to stockholder value, and also with respect to comparable industry results and experience. Executive officers receive all normal employee fringe benefits.

     In determining the overall compensation package for the Chief Executive Officer, the Committee considered each of the factors enumerated in the preceding paragraphs regarding compensation for executive officers of Westar as well as the performance achieved by Westar during the past fiscal year.

     To motivate extraordinary job performance and to encourage growth in stockholder value, significant stock options are granted under

Westar's stock option plan to all executives and all other company personnel in order to encourage substantial contributions toward the overall success of Westar. The Committee believes that this focuses attention on managing Westar from the perspective of owners with an equity stake in the business. All of the corporate objectives established at the beginning of the year were met or exceeded prior to year-end.

                                   Dated this 31st day of March, 1998
                                   The Compensation Committee
                                   R. L. Lovely, Chairman
                                   David C. Soward

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     R. L. Lovely is a member of the Board of Directors of Mud Bay Holdings, Ltd., a privately held investment company. R. W. Christensen, Jr. is the President and a member of the Board of Directors of Mud Bay Holdings, Ltd. Charles Seel and Joel Davis, directors of the Company, are also officers and members of the Board of Directors of Mud Bay Holdings, Ltd.

RELATED PARTY TRANSACTIONS

     The Company leased office space from a limited partnership in which it had a 10% interest in the fiscal year. The lease expires in November 2000.

     The Company has a subordinated note agreement, effective January 1997, with Mud Bay Holdings, Ltd. pursuant to which the Company may borrow up to $750,000. Interest is calculated at the rate of 8%.

     The Company has a subordinated note agreement, effective April 15, 1997, with & Capital, Inc., in the amount of $1,500,000. Interest is calculated at the rate of 6%. The loan is due upon the earlier of (I) April 1, 1999, or (ii) receipt by the company of not less than $5,000,000 from other financing. The lender was granted warrants to purchase 3.75% of the Company's stock which is outstanding at the time of exercise at an exercise price of $.01 per share. Director David Soward is the Senior Vice President of the lender.

     The Company had a 120-day subordinated note agreement with Cathy Carlson in the amount of $100,000. Interest was calculated at the rate of 11%. The note was paid in full in May 1998.

     In January, 1998, the company borrowed $500,000 from & Capital, Inc. The note is due on April 1, 1999. Interest accrues at 9.5%.

     The Company has an account receivable of approximately $155,000 from All Seasons Resorts. Mr. Christensen, a director and officer of the Company, is the bankruptcy court-appointed Trustee of CASR Trust, a fund established by the bankruptcy court for the benefit of the creditors of All Seasons Resorts. The trustee is in the process of liquidating real estate for the creditors' benefit. The Company expects to recover its receivable in full.

     In April 1998, the company entered into an agreement with PLMC, LLC, which is owned by two directors ( R. W. Christensen, Jr. and Michael A. Price) and other unrelated parties, to borrow $400,000 in subordinated debt. Interest accrued at 9.5%. The note was paid on May 13, 1998.

     In May 1998, the Company entered into an agreement to exchange a note payable for $500,000 for all of R. W. Christensen's Series 3 preferred stock. The note bears interest at the rate of 10.5% and is paid quarterly. The note is due April 1, 1999.

     In May 1998, the company issued $4,000,000 in subordinated convertible note to PLMC, LLC. The note is due May 2003 and bears interest at the rate of 10.5%. The note is convertible into 20% of the outstanding stock of the Company.

     On July 22, 1998, the Company entered into a lease purchase/repurchase agreement in the amount of $1.6 million with T & W Financial Services, Inc. Director Michael Price is an officer and director of T &W Financial. The agreement bears interest at 9.5%. The assets were repurchased on August 12, 1998.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of the common stock, to file initial reports of ownership (Form 3) and changes of ownership (Form 4) of Company common stock with the Securities and Exchange Commission. Minor changes of ownership may be reported once annually (Form 5). The Company is required to disclose in this proxy statement any late filings of those reports made by its directors and executive officers and greater than 10% stockholders during the fiscal year ended March 31, 1998. Based solely upon the review of the copies of the forms furnished to the Company and written representations that no such other reports are required, the Company believes that during the fiscal year all executive officers and directors, and greater than 10% stockholders timely filed all such required reports, other than as follows: Cathy

Carlson, R.W. Christensen, Jr., Robert Kanatzar, Joel Davis and Charles Seel each filed a single report late.

     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OR THE EXCHANGE ACT THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT IN WHOLE OR IN PART, THE FOLLOWING STOCKHOLDER RETURN PERFORMANCE PRESENTATION SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing the Company's cumulative total stockholder return on its common stock with the return of the NASDAQ Market Index and a peer group* constructed by the Company.



                                   [GRAPH]



* For comparison purposes, the "Automobile Financial Services Sector" peer group is composed of Aegis Consumer Funding Group; Consumer Portfolio Services; CTL Credit, Inc.; Jayhawk Acceptance Corporation; MS Financial, Inc.; Olympic Financial (Arcadia); Oxford Resources; and, WFS Financial, not all of which concentrate on producing prime consumer financial instruments. CTL was acquired by Bayview Bank, Inc. on 6-14-96. OXFD was acquired by Barnett Banks, Inc. on 1-15-97. MSFI was acquired by Search Capital on 8-1-97.

INDEPENDENT PUBLIC ACCOUNTANTS

     KPMG Peat Marwick LLP ("KPMG") was appointed as Westar's independent public accountants for the year ending March 31, 1998. This appointment was recommended by the Audit Committee of Westar and approved by the Board of Directors of Westar.

     KPMG has advised Westar that neither the firm nor any of its members has any direct or indirect financial interest in, or during the last three years, has had any other connection with Westar other than the usual relationship which exists between independent public accountants and clients.

     A representative of KPMG will not be present at the Annual Meeting.

     On May 18, 1998, Westar chose not to continue to retain the accounting firm of BDO Seidman LLP ("BDO") and engaged the accounting firm of KPMG as principal accountants for the year ended March 31, 1998. Westar's Audit Committee approved the engagement of KPMG on May 18, 1998.

     During the two most recent fiscal years and the subsequent interim period prior to May 18, there have been no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or any reportable events.

     BDO's report on the consolidated financial statements for the last two years contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

     Westar provided the above disclosure to both BDO and KPMG, and requested that BDO furnish Westar with a respective letter addressed to the Securities and Exchange Commission stating whether they agree with the above statements. BDO filed a letter of agreement with the statement.

PROPOSAL 1

ELECTION OF TWO DIRECTORS

     The Board has nominated Mr. Robert L. Lovely and Mr. Michael A. Price to each serve as a director of the Company for a three-year term ending March 31, 2001 and until the election and qualification of his successor. Management believes that the proposed nominees for elec-tion as director are willing to serve as such, and it is intended that the person named in the accompanying form of proxy or their substitute will vote for the election of the nominees unless specifically instructed to the contrary. However, if either nominee at the time of the election is unable or unwilling to serve or is otherwise unavailable for election and as a consequence another nominee is designated, the person named in the proxy or his substitute shall have discretion or authority to vote or refrain from voting in accordance with his judgment with respect to the other nominees.

VOTE REQUIRED

     The affirmative vote of a majority of the shares of common stock of the Company represented (in person or by proxy) and entitled to vote at the Annual Meeting is required to elect a director.

The board unanimously recommends voting "for" the two nominees named above, and your proxy will be so voted unless you specify otherwise.

PROPOSAL 2

APPROVAL OF AMENDMENT OF THE WESTAR FINANCIAL SERVICES INCORPORATED 1994 STOCK OPTION PLAN

     The Board of Directors of the Company proposes that the shareholders approve an amendment of the Westar Financial Services Incorporated 1994 Stock Option Plan that increased by 750,000 the number of shares reserved for issuance. The Board believes that the ability to grant stock options allows the Company to attract and maintain the services of experienced and knowledgeable people and provides an incentive for recipients of options to work for the benefit of the Company and its shareholders. The increase in the number of shares authorized is necessary in order to have sufficient reserved shares to continue to grant options and in anticipation of providing incentives to present and future employees. The Board has approved an option grant of 150,000 shares to R.W. Christensen, Jr., exercisable at the rate of 30,000 shares per year at prices from $4 to $8 per shares. The excess grant over the presently available option shares depends upon shareholder approval of the increased authorization of option shares. The Board approved the amendment to the 1994 Plan on October 8, 1998 and recommends that the shareholders also approve the amendment. A copy of the 1994 Plan, as amended may be obtained by sending a written request to P.O. Box 919, Olympia, WA 98507

     The board of directors recommends a vote FOR the approval of the amendment

TRANSACTION OF OTHER BUSINESS

     At the date of this Proxy Statement, the only business which the Board intends to present or knows that others will present at the meeting as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the Proxy on such matters in accordance with their best judgment.

STOCKHOLDER PROPOSALS

     Any proposal which a stockholder wishes to have included in the proxy solicitation materials to be used in connection with the next annual meeting of stockholders of Westar must be received at the main office of Westar not less than 120 days in advance of the date of the release of the proxy statement. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy issued for the next annual meeting of stockholders. It is urged that any such proposals be sent by certified mail, return receipt requested.

ANNUAL REPORTS

     This Proxy Statement includes the information and materials contained within the 1998 Annual Report to Stockholders of Westar Financial Services Incorporated. Any document or part thereof not delivered herewith, will be provided without charge to each person, including any beneficial owner, to whom the Proxy Statement is delivered, upon written request of such person directed to Westar Financial Services Incorporated, Shareholder Relations Department, P.O. Box 919, Olympia, Washington 98507.


                                        March 22, 1999


                                        By Order of the Board of Directors
                                        Charles S. Seel, Secretary

               WESTAR FINANCIAL SERVICES INCORPORATED

           Solicitation of Proxies for Westar Financial
          Services Incorporated, a Washington Corporation

This Proxy is being solicited by Westar Financial Services Incorporated in connection with the Proxy Statement. Capitalized terms used but not defined herein have the meanings given to them in the Proxy Statement.

Name and Address of Stockholder and Number of Shares Owned.

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
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS                                            PROXY 1998 ANNUAL MEETING

                                                        APRIL 26, 1999

THE UNDERSIGNED HEREBY APPOINTS RICHARD G. PHILLIPS, JR., PROXY TO REPRESENT THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION, AT
THE 1997 ANNUAL MEETING OF STOCKHOLDERS OF WESTAR FINANCIAL SERVICES INCORPORATED, TO BE HELD AT 9:00 A.M. ON MONDAY, APRIL 26,
1999, IN THE MAKAH ROOM, WEST COAST TYEE HOTEL, 500 TYEE DRIVE, TUMWATER, WASHINGTON, AND AT ANY AND ALL ADJOURNMENTS THEREOF.

                                                                                  WITHHOLD
                                                                           FOR    AUTHORITY
1.   ELECTION OF DIRECTOR:

          ROBERT L. LOVELY FOR A 3 YEAR TERM ENDING MARCH 31, 2000        _____     _____

          MICHAEL A. PRICE FOR A 3 YEAR TERM ENDING MARCH 31, 2000        _____     _____

2.   AMENDMENT OF 1994 STOCK OPTION PLAN                                  _____     _____

3.   IN HIS DISCRETION, THE PROXY IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE
SPECIFIED, THE SHARES WILL BE VOTED FOR PROPOSALS 1 AND 2.

DATED: ___________________________

NOTE: SIGNATURE SHOULD AGREE WITH NAME ON STOCK CERTIFICATE AS PRINTED HEREON.               _____________________________________

EXECUTORS, ADMINISTRATORS, TRUSTEES, AND OTHER FIDUCIARIES SHOULD SO INDICATE WHEN SIGNING.  _____________________________________
                                                                                                   SIGNATURE OF STOCKHOLDER(S)
_____  I PLAN TO ATTEND THE MEETING IN TUMWATER, WASHINGTON, AT 9:00 A.M. ON APRIL 26, 1999.          PLEASE DATE, SIGN AND
                                                                                                        RETURN THIS PROXY.
                                                                                                            THANK YOU.
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